Section 1350 Certifications

CERTIFICATE OF CHIEF EXECUTIVE OFFICER

Pursuant to 18 U.S.C. Section 1350

As Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

 I, Rick Cox, President and Chief Executive Officer and I, James Merchant, Chief Financial Officer of Northwest Horizon Corporation., certify that the Quarterly Report on Form 10-QSB (the "Report") for the quarter ended June 30, 2004, filed with the Securities and Exchange Commission on the date hereof:

(i)

fully complies with the requirements of Section 13(a) or 15(d) of the Securities

            Exchange Act of 1934, as amended, and

(i)

the information contained in the Report fairly presents in all material respects, the financial condition and results of operations of Northwest Horizon Corporation.

Date: August 19, 2004	By:	/s/ Rick Cox President and Chief Executive Officer

By:	/s/ James Merchant Chief Financial Officer (who also performs the function of principal accounting officer)

A signed original of this written statement required by Section 906 has been provided to Northwest Horizon Corporation, and will be retained by Northwest Horizon Corporation, and furnished to the Securities and Exchange Commission or its staff upon request.